SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549



                                   FORM 8-K

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                               March 9, 2005
                      ---------------------------------
                      (Date of earliest event reported)




                          DELTA PETROLEUM CORPORATION
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)



   Colorado                    0-16203                84-1060803
--------------              ----------          --------------------
   (State of                  Commission           (I.R.S. Employer
Incorporation)                File No.           Identification No.)



                  Suite 4300
                  370 17th Street
                  Denver, Colorado                        80202
           -------------------------------------------------------
           (Address of principal executive offices)     (Zip Code)



      Registrant's telephone number, including area code: (303) 293-9133




                                   N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)
















ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On March 9, 2005, Delta Petroleum Corporation ("we," "us" or "our") entered into a Note Purchase Agreement with J.P. Morgan Securities Inc., Citigroup Global Markets Inc., Lehman Brothers Inc., Bear, Stearns & Co. Inc., Petrie Parkman & Co., Sterne, Agee & Leach, Inc. and Piper Jaffray & Co. (collectively, the "Initial Purchasers") pursuant to which we propose to issue and sell to the Initial Purchasers $150,000,000 principal amount of our 7% Senior Notes due 2015 (the "Notes") for a price equal to 96.5% of the principal amount thereof.

The Notes are to be issued pursuant to an Indenture to be dated as of March 15, 2005 among us, all three of our wholly-owned subsidiaries and U.S. Bank National Association, as trustee, and will be guaranteed on an unsecured senior basis by all of our wholly-owned subsidiaries.

The Notes are to be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Securities Act") in reliance upon an exemption therefrom. J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. are acting as joint book-running managers in connection with the offering and sale of the Notes.

Holders of the Notes (including each Initial Purchaser and its direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, pursuant to which we and our wholly-owned subsidiaries will agree to file one or more registration statements with the Securities and Exchange Commission providing for the registration under the Securities Act of new notes (the "Exchange Notes") to be offered to holders of the Notes pursuant to an exchange offer. The Exchange Notes will contain terms identical to the Notes except that the Exchange Notes will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with the Registration Rights Agreement.

In the event that either the exchange offer is not completed or the registration statement is not declared effective within six months after the Closing Date, the interest rate will be increased by one percent per annum until the exchange offer is completed or the registration statement is declared effective by the SEC, or the Notes become freely tradable under the Securities Act.

Our existing Credit Agreement dated as of November 5, 2004 with JPMorgan
Chase Bank, N.A., successor by merger to Bank One, NA (Main Office Chicago) as Administrative Agent, Bank of Oklahoma, N.A., U.S. Bank National Association and Hibernia National Bank, will also be amended effective March 15, 2005 in connection with our contemplated sale of Notes to the Initial Purchasers.


                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      DELTA PETROLEUM CORPORATION
                                      (Registrant)


Date:  March 15, 2005               By: /s/ Kevin K. Nanke
                                        -----------------------------
                                        Kevin K. Nanke, Treasurer
                                        and Chief Financial Officer